Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 369 (Intermediate/Long Series), New Jersey Trust 170 and New York Trust 233:

We consent to the use of our report dated July 23, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

July 23, 2003